EXHIBIT 31.2
CERTIFICATIONS OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Ethan Rudin, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Greenlane Holdings, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 14, 2020	/s/ ETHAN RUDIN
	Name:	Ethan Rudin
	Title:	Chief Financial Officer
(principal financial officer)